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Exhibit 99.1

FOR IMMEDIATE RELEASE

Approved by:	Olga L. Conley Chief Financial Officer (617) 376-4300 URL: http://www.jjill.com
Investor Relations:	Chad Jacobs Integrated Corporate Relations, Inc. (203) 222-9013

THE J. JILL GROUP REPORTS FIRST QUARTER RESULTS

Quincy, MA, May 1, 2003—The J. Jill Group, Inc. (Nasdaq: JILL) today reported financial results for the first quarter ended March 29, 2003. Net sales for the first quarter increased by 12.3% to $82.4 million from $73.4 million reported in the prior year. Operating income for the quarter totaled $1.5 million or 1.8% of net sales compared to $4.8 million or 6.5% of net sales in the prior year. The Company posted net income for the quarter of $768,000 or $0.04 per diluted share versus $2.7 million or $0.14 per diluted share in the first quarter of the previous year. Regarding first quarter sales productivity, direct segment demand per 1,000 square inches circulated was down slightly while retail sales per square foot declined by 14% when compared to last year.

Gordon R. Cooke, President and Chief Executive Officer, commented, "While we are pleased to be able to report results within our previously announced financial target range, our business during the quarter was impacted by a number of external factors including the significant geopolitical situation, continued economic weakness, adverse weather conditions and a calendar shift related to the Easter holiday. The combination of these events has made it increasingly difficult to discern any predictable trends in our business. For example, our spring direct business generated strong results in January and March and lackluster results in February and April. At the same time our retail stores posted mixed results in January and February and have seen improved performance in March and April. Due to this lack of predictability and visibility, we are unable to affirm or disavow any future financial targets at this point in time."

Mr. Cooke continued, "Despite the short-term challenges that we are all facing, our long-term strategy remains to continue to build J. Jill into a national lifestyle brand accessible through multiple distribution channels. With 38% of our sales coming from retail, 21% from e-commerce and 41% from our catalog in the first quarter, we have made tremendous progress toward this goal in just a little over three years. Importantly, we now have a potent combination of a solid balance sheet, 93 retail stores open in 30 states, nearly 1.1 million twelve-month buyers and 827,000 customer e-mail addresses - all of which position us well for the future."

"As we have previously indicated, to address the internal challenges of transitioning from a single-channel to a multi-channel retailer, we continue to make certain key infrastructure investments that we believe will help us deliver long-term growth and increased shareholder value. Specifically, we continue to make progress in improving and streamlining our product development, sourcing and design process; in creating an enterprise-wide customer database; and in enhancing the processes within our retail segment. We are also committed to a further strengthening of our management team by the addition of seasoned high-level executives in the aforementioned areas," concluded Mr. Cooke.

The J. Jill Group's conference call to discuss its first quarter earnings will be broadcast live today at 4:30 p.m. Eastern Time at www.jjillgroup.com, and will be archived online within one hour of the completion of the conference call.

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The J. Jill Group is a multi-channel specialty retailer of high quality women's apparel, accessories and footwear. The Company currently markets its products through catalogs, retail stores and an e-commerce website. J. Jill is designed to appeal to active, affluent women age 35 and older.

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Various factors could cause the results of The J. Jill Group to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: the continued success or possible future failure of the retail store initiative; the ability of J. Jill to effectively manage its operations and growth in a multiple distribution channel environment; significant changes in customer acceptance of J. Jill's product offerings; changes in competition in the apparel industry; changes in consumer spending, fashion trends and consumer preferences; changes in, or the failure to comply with, federal and state tax and other government regulations; the customary risks of purchasing merchandise abroad, including longer lead times, higher initial purchase commitments and foreign currency fluctuations; timely receipts of inventory from vendors; possible future increases in expenses and labor and employee benefit costs; the ability of J. Jill to attract and retain qualified personnel; business abilities and judgment of management; the existence or absence of brand awareness; the existence or absence of publicity, advertising and promotional efforts; the success or failure of operating initiatives; the mix of J. Jill's sales between full price and liquidation merchandise; general political, economic and business conditions and other factors, including those detailed from time to time in J. Jill's SEC reports, including its Annual Report on Form 10-K filed on March 28, 2003. J. Jill disclaims any intent or obligation to update these forward-looking statements.

(tables to follow)

THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
In thousands, except per share data—unaudited	March 29, 2003	March 30, 2002
Net sales	$82,363	$73,357
Cost of products and merchandising	56,808	47,936

Gross margin	25,555	25,421
Selling, general and administrative expenses	24,051	20,668

Operating income	1,504	4,753
Interest, net	196	211
Income tax provision	540	1,846

Net income	$768	$2,696

Earnings per share:
Basic	$0.04	$0.15
Diluted	$0.04	$0.14
Weighted average shares outstanding:
Basic	19,567	18,360
Diluted	19,987	19,562

THE J. JILL GROUP, INC.

NET SALES SUMMARY

	Three Months Ended
In thousands—unaudited	March 29, 2003	March 30, 2002
Catalog	$33,772	$37,500
E-commerce	17,290	13,678

Direct total	51,062	51,178
Retail	31,527	22,411
Other	(226)	(232)

Net sales	$82,363	$73,357

THE J. JILL GROUP, INC.

DIRECT CONTRIBUTION RECONCILIATION

	Three Months Ended
In thousands—unaudited	March 29, 2003	March 30, 2002
Direct	$16,046	$16,414
Retail	(3,174)	(855)

Total direct contribution	12,872	15,559
Unallocated shared-service costs	(6,243)	(6,099)
General and administrative expenses	(5,125)	(4,707)

Operating income	$1,504	$4,753

THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands—unaudited	March 29, 2003	Dec. 28, 2002
Assets:
Cash and cash equivalents	$40,622	$44,734
Accounts receivable	9,556	21,317
Inventory	40,981	33,998
Prepaid catalog expenses	4,859	4,082
Deferred income taxes	6,114	6,149
Other current assets	5,813	5,682

Total current assets	107,945	115,962

Property and equipment	109,785	108,676
Other non-current assets	3,521	3,622

Total assets	$221,251	$228,260

Liabilities and stockholders' equity:
Accounts payable and accrued expenses	$32,672	$40,950
Current portion of long-term debt	1,806	1,788

Total current liabilities	34,478	42,738

Long-term debt	13,345	13,802
Deferred credits from landlords	24,977	24,765
Deferred income taxes	2,118	1,856

Total liabilities	74,918	83,161

Capital stock	107,888	107,422
Retained earnings	38,445	37,677

Total liabilities and stockholders' equity	$221,251	$228,260

THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
In thousands—unaudited	March 29, 2003	March 30, 2002
Cash flows provided by operating activities:
Net income	$768	$2,696
Depreciation and amortization	3,780	2,783
Deferred income taxes	297	583
Changes in assets and liabilities	(2,379)	1,509

Net cash provided by operating activities	2,466	7,571
Cash flows used in investing activities:
Additions to property and equipment	(5,822)	(6,212)
Investment in trust assets	(597)	(798)
Increase in cash held in escrow	(186)	(170)

Net cash used in investing activities	(6,605)	(7,180)
Cash flows provided by financing activities:
Borrowings under (payments of) debt, net	(439)	(496)
Proceeds from stock transactions	466	2,832

Net cash provided by financing activities	27	2,336
Net increase (decrease) in cash and cash equivalents	(4,112)	2,727
Cash and cash equivalents at:
Beginning of period	44,734	30,152

End of period	$40,622	$32,879

THE J. JILL GROUP, INC.

2003 STORE OPENINGS

	LOCATION	OPENING DATE
The Galleria	Houston, TX	Mar-03
Rosedale Center	Roseville, MN	Apr-03
Shoppes @ Grand Prairie	Peoria, IL	Apr-03
The Mall in Columbia	Columbia, MD	Apr-03
Twelve Oaks	Detroit, MI	Apr-03

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THE J. JILL GROUP REPORTS FIRST QUARTER RESULTS
THE J. JILL GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THE J. JILL GROUP, INC. NET SALES SUMMARY
THE J. JILL GROUP, INC. DIRECT CONTRIBUTION RECONCILIATION
THE J. JILL GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
THE J. JILL GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THE J. JILL GROUP, INC. 2003 STORE OPENINGS